Exhibit 10.29

Real estate leasing contract

1、 Lessor (hereinafter referred to as Party A):

Party A: Yirong Sun	ID card number___________________
Representative:	ID card number___________________

Address:

Telephone:

2、 Broker: Shenzhen Shihua Real Estate Investment Consulting Co., Ltd

Address: 9 / F, new time and space building, 4005 Shennan Avenue, Futian District, Shenzhen

3、 Lessee (hereinafter referred to as Party B)

Party B: Shenzhen Jiana Technology Co., Ltd	ID card
Representative:	ID card number___________________

Address:

Telephone:

4、 Subject matter of lease:

Party A agrees to lease the house and its equipment (see Annex "in good condition to Party B for office use") located in CDE unit, 7 / F, block a, Jinfeng Building, Futian District, Shenzhen, with a building area of 420 square meters (hereinafter referred to as the property

5、 Lease term:

5.1 the lease term is years, from July 1, 2018 to June 30, 2019.

5.2 upon the expiration of the lease term, Party A shall have the right to recover the property and Party B shall return it as scheduled; if Party A continues to lease or sell the property, Party B shall have the priority.

6、 Rent:

6.1 the monthly rent is RMB thirty-three thousand eight hundred (in figures: 33800.00). The rent shall be paid before use, and the monthly rent shall be delivered to Party A before the first day.

6.2 performance bond: at the same time of signing this contract, Party B shall pay Party A the monthly rent of RMB twenty eight thousand (28000 in figures) as the performance bond, and Party A shall issue the receipt.

6.3 during the lease period, Party B shall not sublease or sublease the property. The monthly rental fee, management fee, water and electricity fee, telephone fee, cable TV fee, etc. shall be paid by Party B, and Party B shall directly hand them over to the property management company and relevant charging Department on time. Party A shall issue a receipt after receiving the rent from Party B.

7、 Performance security:

7.1 upon the expiration of the contract, if Party B does not renew the lease, Party A shall return the deposit to Party B after Party B has settled all the fees payable for the property, and the deposit shall not be used for deducting the rent during the contract period.

7.2 if Party B violates the provisions of this contract during the lease term, it shall be deemed as breach of contract, which causes Party A: if Party B fails to receive the rent as scheduled and thus incurs expenses, Party A may deduct part or all of the performance bond for payment, and Party B shall continue to be responsible for the payment of the insufficient part. ,

8、 Responsibilities of both parties:

8.1 during the lease period, if Party B intentionally or negligently damages the property and facilities, it shall be responsible for repairing and restoring the property or compensating Party A for economic losses. If Party B needs to redecorate, it must provide a plan for Party A's approval, and submit the plan to the management office for approval before it can redecorate all the facilities, equipment and real estate to party a free of charge when the contract expires.

8.2 Party B shall not change the structure and use of the property without permission, and shall not store any contraband, inflammable, explosive and other articles. At the same time, we must strictly abide by the laws of the people's Republic of China and relevant local regulations and abide by socialist morality. In case of any violation, we shall bear all consequences.

8.3 during the lease period, if Party B fails to pay the rent on time, if the rent is overdue for 10 days, or the management fee, water and electricity fee and other fees are overdue for one month, it shall be deemed as Party B's breach of contract, and the contract shall be terminated automatically due to breach of contract. Party B shall bear all the liabilities caused by the breach of contract and unconditionally compensate Party A for all the economic losses.

8.4 the contract is terminated due to Party B's breach of contract; Party A has the right to take back the property without Party B's consent, and Party B must withdraw from the property immediately and unconditionally. If Party B fails to return the key of the property, Party A shall have the right to witness with the management office to enter into the property, count and auction the items stored by Party B in the property, and use them to compensate for the rent arrears and related expenses. Party B shall guarantee that the performance is in accordance with the provisions. In case of any breach of contract, Party B shall accept the above-mentioned treatment made by Party A voluntarily and guarantee that it will never raise any objection.

9、 Commission,

Based on the services provided by the broker in facilitating the lease, Party A agrees to pay RMB as commission to the broker while signing this contract; Party B agrees to pay RMB as commission to the broker.

10、 Others:

10.1 during the lease term of this contract, if one party proposes to terminate the contract in advance, the party proposing to terminate the contract in advance must notify the other party two months in advance, and compensate the other party according to the rent amount of two months, which can terminate this contract.

10.2 in case of any dispute arising from this contract, Party A and Party B shall settle it through friendly negotiation. If the negotiation fails, both parties may file an award with the municipal economic arbitration institution where the property is located, and the award shall come into force as the final judgment.

10.3 this contract is made in triplicate, one for Party A, one for Party B and one for the broker, with the same legal effect.

Signing Date: July 1, 2019

Sincerely,

JIANA SCIENCE AND TECHNOLOGY CO., LTD.

By:	/s/ Fengzhen Zhu
Fengzhen Zhu
Chief Executive Officer

YIRONG SUN

/s/ Yirong Sun
Yirong Sun

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